Exhibit 10.6

BLOSSOMHILL THERAPEUTICS, INC.

2020 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

BlossomHill Therapeutics, Inc. (the “Company”) hereby grants to you an Option (the “Option”) to purchase shares of the Company’s Common Stock under the Company’s 2020 Equity Incentive Plan (the “Plan”). The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this “Grant Notice”), in the Stock Option Agreement and in the Plan, which are attached to and incorporated into this Grant Notice in their entirety.

Participant:	[______]

Grant Date:	[______]

Vesting Commencement Date:	[______]

Number of Shares Subject to Option:	[______]

Exercise Price (per Share):	$[______] [generally, FMV on date of grant as determined by independent appraiser/409A valuation]

Option Expiration Date:	[______] (subject to earlier termination in accordance with the terms of the Plan and the Stock Option Agreement)

Type of Option:	☐ Incentive Stock Option* ☐ Nonstatutory Stock Option

Vesting and Exercisability Schedule:

The Option shall vest as follows: (a) 25% of the Option shall vest on the first anniversary of the Vesting Commencement Date and (b) 75% of the Option shall vest over the three-year period following the first anniversary of the Vesting Commencement Date, ratably as of the last date of each month.

[Alternative vesting terms may be applied. If accelerated vesting is intended to occur in the event of a corporate transaction resulting in a termination of employment (i.e., double trigger) it should be stated.]

The vested portion of the Option may be exercised at any time on or before the Option Expiration Date. [The Plan also permits “early exercise” if so desired.]

[Signature Page Follows]

*	See Sections 3, 4 and 5 of the Stock Option Agreement. May only be issued to employees.

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, this Grant Notice, the Stock Option Agreement and the Plan. You further acknowledge that as of the Grant Date, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between you and the Company regarding the Option and supersede all prior oral and written agreements on the subject. You hereby acknowledge and agree that this Option is being issued to you in full satisfaction of all of the Company’s obligations to issue securities to you as of the date hereof.

BlossomHill Therapeutics, Inc.		Participant

By:
Its:	President and CEO		Signature
Date:

Attachments:	Address:
1. Stock Option Agreement
2. 2020 Equity Incentive Plan

Tax ID:

BLOSSOMHILL THERAPEUTICS, INC.

2020 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Pursuant to your Stock Option Grant Notice (the “Grant Notice”) and this Stock Option Agreement (this “Agreement”), BlossomHill Therapeutics, Inc. (the “Company”) has granted you an Option under its 2020 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice (the “Shares”) at the exercise price indicated in your Grant Notice (subject to adjustment for stock splits and similar events as provided in the Plan). Capitalized terms not defined in this Agreement but defined in the Plan have the same definitions as in the Plan.

The details of the Option are as follows:

1. Vesting and Exercisability. Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice, provided that vesting will cease upon your termination of Continuous Service and the unvested portion of the Option will terminate.

2. Securities Law Compliance. Notwithstanding any other provision of this Agreement, you may not exercise the Option unless the Shares issuable upon exercise are registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act and applicable state securities laws. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, including, to the extent applicable, Code Section 409A, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations. To the extent applicable, this Agreement and the Plan are intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Agreement or the Plan which is inconsistent with Section 25102(o), including without limitation any provision of this Agreement or the Plan that is more restrictive than would be permitted by Section 25102(o) as amended from time to time, shall, without further act or amendment by the Board, be reformed to comply with the provisions of Section 25102(o). If at any time the Committee determines that the delivery of Common Stock under this Agreement or the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise a Stock Award or receive shares of Common Stock pursuant to a Stock Award shall be suspended until the Committee determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws.

3. Incentive Stock Option Qualification. If so designated in your Grant Notice, all or a portion of the Option is intended to qualify as an Incentive Stock Option under federal income tax law, but the Company does not represent or guarantee that the Option qualifies as such.

If the Option has been designated as an Incentive Stock Option and the aggregate Fair Market Value (determined as of the Grant Date) of the shares of Common Stock subject to the portions of the Option and all other Incentive Stock Options you hold that first become exercisable during any calendar year exceeds $100,000, any excess portion will be treated as a Nonstatutory Stock Option, unless the Internal Revenue Service changes the rules and regulations governing the $100,000 limit for Incentive Stock Options. A portion of the Option may be treated as a Nonstatutory Stock Option if certain events cause exercisability of the Option to accelerate.

4. Notice of Disqualifying Disposition. To the extent the Option has been designated as an Incentive Stock Option, to obtain certain tax benefits afforded to Incentive Stock Options, you must hold the Shares issued upon the exercise of the Option for two years after the Grant Date and one year after the date of exercise. By accepting the Option, you agree to promptly notify the Company if you dispose of any of the Shares within one year from the date you exercise all or part of the Option or within two years from the Grant Date.

5. Alternative Minimum Tax. You may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option.

6. Independent Tax Advice. You should obtain your own tax advice when exercising the Option and prior to the disposition of the Shares. Neither the Company nor any of its Affiliates, nor any of their respective officers, directors, agents or advisors, makes any representation (except for the terms and conditions expressly set forth in this Agreement) or recommendation with respect to the Option. Except for the Company’s right to withhold any taxes required by applicable law, you are solely responsible for any and all tax liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option.

7. Method of Exercise. Subject to the terms of the Stock Option Grant Notice, you may exercise the [vested portion of the Option] at any time by giving written notice to the Company, in form and substance satisfactory to the Company, which will state your election to exercise the Option and the number of Shares for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with you or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

8. Stockholders’ Agreement; Voting Restrictions. So long as the Common Stock is not registered under the Exchange Act, the Committee may, in its sole discretion at the time of exercise, require you to sign a stock purchase agreement, a stockholders’ agreement and/or any other similar agreement, in the form designated by the Committee, including but not limited to the Second Amended and Restated Voting Agreement of the Company, as amended from time to time and acknowledgement of the terms Bylaws of the Company, pursuant to which you will grant to the Company and/or its stockholders certain rights, including, but not limited to, co-sale and/or first refusal rights, and agree to certain voting restrictions, with respect to the Shares acquired by you upon exercise of the Option. Upon request to the Company, you may review a current form of any such agreement(s) prior to exercise of the Option.

9. Market Standoff. You agree that any Shares received upon exercise of the Option will be subject to the market standoff restrictions on transfer set forth herein. You hereby agree (and shall cause any holder of the Shares who receives his or her Shares pursuant to a private transfer from you to agree) that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto (the “180 Day Period”) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock held immediately prior to the effectiveness of the registration statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Shares or other securities, in cash or otherwise. The foregoing provisions of this Section shall apply only to the Company’s initial public offering. The underwriters in connection with the Company’s initial public offering are intended third-party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. You agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The Company shall use its best efforts to ensure that all Shares shall be subject to a market stand-off at least as restrictive as the obligations set forth in this Section. Any discretionary waiver or termination of restrictions of any or all of such agreements or of this Section by the Company or the underwriters shall apply to all participants subject to such agreements pro rata based on the number of shares subject to such agreements. In addition, if requested by the Company or the representative of the underwriters of Shares of the Company, you shall provide, within ten (10) days of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar form that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Shares (or other securities) subject to the foregoing restriction until the end of said 180 Day Period. “Initial public offering” means an underwritten public offering of shares of stock of the Company or of equity securities of a successor to the Company pursuant to the Securities Act of 1933, as amended.

10. Treatment upon Termination of Employment or other Service. The unvested portion of the Option will terminate automatically and without further notice immediately upon your termination of Continuous Service. You may exercise the vested portion of the Option as follows:

(a) Termination for Cause. If your Continuous Service terminates for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. Cause shall have the meaning set forth in your employment agreement or any other agreement between you and the Company; provided, however, that if Cause is not defined in any agreement between you and the Company, Cause shall mean any of the following: (i) your gross misconduct, fraud, dishonesty, theft, embezzlement, commission of an illegal act or any other conduct that is detrimental to the Company’s best interests or that damages or impugns the reputation or standing of the Company in its industry or the community; (ii) breach of your duty of loyalty or other fiduciary duty to the Company, including without limitation, misappropriation of corporate assets or self-dealing; or (iii) your failure, refusal or inability to (A) perform the duties and services related to your position with the Company (unless such inability to perform duties is due to your death or Disability), (B) comply with rules, regulations and policies of the Company which may be established from time to time, or (C) carry out the reasonable orders or directives of the Board. [Confirm this definition reflects intent.]

(b) Termination of Continuous Service. If your Continuous Service terminates (other than for Cause or upon your death or Disability), you may exercise your Option (to the extent that you were entitled to exercise such Option as of the date of Termination of Continuous Service) but only within such period of time ending on the earlier of (a) the date three months following the termination of Continuous Service of your Continuous Service or (b) the Option Expiration Date.

(c) Disability. If your Continuous Service terminates as a result of your Disability, you may exercise your Option (to the extent that you were entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (a) the date 12 months following such Termination of Continuous Service or (b) the Option Expiration Date.

(d) Death. If your Continuous Service terminates as a result of your death, then the Option may be exercised (to the extent that you would be entitled to exercise such Option as of the date of your death) by your estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon your death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the Option Expiration Date.

(e) If, after your termination of Continuous Service, the Option is not exercised within the time specified herein, the Option shall terminate.

(f) If early exercise of the Option is permitted by the Committee, the unvested Shares acquired pursuant to the unvested portion of the Option may be repurchased by the Company at your original cost.

IT IS YOUR RESPONSIBILITY TO BE AWARE OF THE DATE THE OPTION TERMINATES.

11. Limited Transferability. During your lifetime, only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution (and, in the case of a Nonstatutory Stock Option, in accordance with the Plan).

12. Withholding Taxes. As a condition to the exercise of any portion of the Option, you must make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign tax withholding obligations that may arise in connection with such exercise.

13. Right of First Refusal. The Company shall have a right of first refusal to purchase the Shares acquired upon exercise of the Option before the Shares (or any interest in them) can be validly transferred to any other person or entity, consistent with the applicable terms of the Bylaws of the Company (or any other applicable document of the Company), as amended from time to time, which are hereby incorporated by reference.

14. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to you at the address reflected or last reflected on the Company’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if you are no longer an Employee, Consultant or Director, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 14.

15. Option Not an Employment or Service Contract. Nothing in the Plan or this Agreement will be deemed to constitute an employment contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate your employment or other relationship at any time, with or without Cause.

16. No Right to Damages. You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within three months (one year in the case of Disability or death) of your Termination of Continuous Service or if any portion of the Option is canceled or expires unexercised. The loss of existing or potential profit in the Option will not constitute an element of damages in the event of your Termination of Continuous Service for any reason even if the termination is in violation of an obligation of the Company or an Affiliate to you.

17. Binding Effect. This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

18. Section 409A Compliance. Notwithstanding any provision in the Plan or this Agreement to the contrary, the Committee may, at any time and without your consent, modify the terms of the Option as it determines appropriate to avoid the imposition of interest or penalties under Section 409A of the Code; provided, however, that the Committee makes no representations that the Option shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the Option.

19. Arbitration. Any controversy arising out of or relating to this Agreement or the Plan, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, or any other controversy arising out of or related to the Option, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in San Diego, California before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of applicable law as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence above. The parties agree that the Company shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator’s fee. The parties further agree that in any proceeding with respect to such matters, each party shall bear its own attorney’s fees and costs (other than forum costs associated with the arbitration) incurred by it or him or her in connection with the resolution of the dispute.

Option Exercise Agreement

This Option Exercise Agreement (this “Exercise Agreement”) is made and entered into as of          by and between BlossomHill Therapeutics, Inc., a Delaware corporation (the “Company”) and the Participant named below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Option Agreement between the Company and the Participant dated          (“Option Agreement”), and BlossomHill Therapeutics, Inc. 2020 Equity Incentive Plan, as amended (the “Plan”).

Participant Name:

Address:

Social Security Number:

Date:

1. Option. The Participant was granted an option (the “Option”) to purchase Shares of Common Stock of the Company pursuant to the terms of the Plan and the Option Agreement, as follows:

Type of Option (check one):

____ Incentive Stock Option

____ Nonstatutory Stock Option

Grant Date:

Number of Shares:

Options Price per share: $[ ]

Expiration Date:

2. Exercise of Option. The Participant hereby elects to exercise the Option to purchase           Shares of Common Stock, [all of which are vested] pursuant to the terms of the Option Agreement and the Plan.

The total purchase price (“Purchase Price”) to be paid for the Shares is $          (total Shares times Option Price per Share).

3. Payment of the Purchase Price; Delivery of Required Documents. The Participant encloses payment in full of the Purchase Price for the Shares in the following form(s) (check and complete as appropriate):

[ ] (a) Cash

[ ] (b) Certified or bank check payable to the Company

OPTIONS EXERCISE AGREEMENT	PAGE 1

[ ] (c) Other (as referenced in the Option Agreement and the Plan (please describe) .

The Participant will deliver any other documents that the Company requires.

4. Tax Withholding. If the Participant is an employee or former employee of the Company, the Participant authorizes payroll withholding and will make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant understands that ownership of the Shares will not be transferred to the Participant until the total Purchase Price and all applicable withholding taxes have been paid.

5. Notice of Disqualifying Disposition. If the Option is an Incentive Stock Option, the Participant agrees to promptly notify the CFO of the Company if he or she transfers any of the Shares purchased pursuant to this Exercise Agreement within one (1) year from the date of exercise of the Option or within two (2) years from the Grant Date.

6. Investment Representation and Agreement. The Participant represents and warrants that any Shares to be issued in satisfaction of this Option will be acquired by the Participant for its own account for investment and not with a view to or for sale in connection with any distribution thereof. The Participant agree that it will not, directly or indirectly, offer, transfer, sell, pledge, convey, gift, assign, encumber, alienate, hypothecate or otherwise dispose of all or any Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any of the Shares) except in compliance with any agreements with the Company to which the Participant is a party, the Exchange Act and the rules and regulations of the Securities Exchange Commission thereunder, and in compliance with applicable state securities or “blue sky” laws.

7. Tax Consequences. The Participant understands that there may be adverse federal or state tax consequences as a result of his or her purchase or disposition of the Shares. The Participant also acknowledges that he or she has been advised to consult with a tax advisor in connection with the purchase or disposition of the Shares. The Participant is not relying on the Company for tax advice.

8. Compliance with Law. The issuance and transfer of the Shares will be subject to, and conditioned upon compliance by the Company and the Participant with, all applicable federal, state and local laws and regulations and all applicable requirements of any stock exchange or automated quotation system on which the Shares may be listed or quoted at the time of such issuance or transfer.

9. Successors and Assigns; Binding Effect. The Company may assign any of its rights under this Exercise Agreement. This Exercise Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. This Exercise Agreement will be binding upon the Participant and the Participant’s heirs, executors, legal representatives, successors and assigns.

10. Governing Law. This Exercise Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

OPTIONS EXERCISE AGREEMENT	PAGE 2

11. Severability. The invalidity or unenforceability of any provision of this Exercise Agreement shall not affect the validity or enforceability of any other provision, and each provision of this Exercise Agreement shall be severable and enforceable to the extent permitted by law.

12. Counterparts. This Exercise Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

13. Notice. Any notice required to be delivered to the Company under this Exercise Agreement shall be in writing and addressed to the [Insert Officer] of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Exercise Agreement shall be in writing and addressed to the Participant at the Participant’s address as set forth above. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14. Acknowledgement. The Participant understands that he or she is purchasing the Shares pursuant to the terms and conditions of the Plan and the Option Agreement, copies of which the Participant has read and understands.

15. Provisions Applicable Only to the Early Exercise of Unvested Options. These provisions are only applicable in the event of early exercise of unvested Options if permitted by the Committee. Participant hereby acknowledges that all or a portion of the Shares being purchased under this Exercise Agreement are not vested as of the date of exercise according to the vesting schedule contained in the Option Agreement(s). Any Shares purchased hereunder pursuant to the exercise of any portion of an Option that is unvested as of the date of exercise will be considered unvested shares (the “Unvested Shares”). The Unvested Shares will vest (and to the extent so vested cease to be Unvested Shares) in accordance with the vesting schedule contained in the applicable Option Agreement, including as a result of any accelerated vesting provided for in the applicable Option Agreement (the “Vested Shares”). The Participant acknowledges that the Company has a right to repurchase the Unvested Shares (the “Repurchase Right for Unvested Shares”) as specified in the Option Agreement (and other Company documents referenced therein).

The Participant acknowledges that he or she has sole responsibility to determine whether to file an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), in connection with the exercise of the Option for Unvested Shares, as discussed herein.

The Participant authorizes and directs the Company’s Secretary (or other authorized officer) or transfer agent to transfer to the Company or its assignee any Unvested Shares as to which the Repurchase Right for Unvested Shares is exercised.

The Company may at any time require the Participant to deposit any certificate or certificates evidencing the Unvested Shares with an agent designated by the Company under the terms and conditions of escrow and security agreements approved by the Company.

OPTIONS EXERCISE AGREEMENT	PAGE 3

If the Option is exercised for Unvested Shares, the Participant understands that under Section 83(a) of the Code, the excess of the Fair Market Value of the Unvested Shares on the date the forfeiture restrictions lapse over the exercise price paid for such Shares will be taxed, on the date such forfeiture restrictions lapse, as ordinary compensation income, subject to payroll and withholding tax and tax reporting, as applicable. For this purpose, the term “forfeiture restrictions” means the right of the Company to buy back the Unvested Shares pursuant to the Repurchase Right for Unvested Shares. The Participant understands that he or she may elect under Section 83(b) of the Code to be taxed at the time the Unvested Shares are acquired upon exercise of the Option, rather than when and as the Unvested Shares cease to be subject to the forfeiture restrictions. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within 30 days from the date the Option is exercised. Even if the Fair Market Value of the Unvested Shares on the date the Option is exercised equals the exercise price (and thus no tax is payable), the Participant must file the election within the 30 day period to avoid the risk of adverse tax consequences in the future.

The Participant understands that there is a risk the Internal Revenue Service might challenge the Plan Administrator’s determination of the Fair Market Value of the Shares. The Participant also understands that (a) the Participant will not be entitled to a deduction for any income previously recognized as a result of the 83(b) Election if the Unvested Shares are subsequently forfeited to the Company, and (b) the 83(b) Election may cause the Participant to recognize more income than the Participant would have otherwise recognized if the Internal Revenue Service determines that the value of the Unvested Shares on the date the Option is exercised is higher than the Fair Market Value of the Shares on that date as determined by the Plan Administrator and/or the value of the Unvested Shares subsequently declines.

The Participant acknowledges that the foregoing is only a summary of the federal income tax laws that apply to the purchase of the Unvested Shares under this Agreement and does not purport to be complete. THE PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY HAS DIRECTED THE PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF THE PARTICIPANT’S DEATH.

The Participant agrees that he or she will execute and deliver to the Company with this Agreement a copy of the 83(b) Election (for federal income tax purposes in connection with the early exercise of a Nonqualified Stock Option) if the Participant chooses to make such an election.

OPTIONS EXERCISE AGREEMENT	PAGE 4

IN WITNESS WHEREOF, the parties have executed this Exercise Agreement as of the date first above written.

[NAME]

BLOSSOMHILL THERAPEUTICS, INC.

By:
Name:
Title:

OPTIONS EXERCISE AGREEMENT	PAGE 5

BLOSSOMHILL THERAPEUTICS, INC.

EARLY EXERCISE STOCK PURCHASE AGREEMENT

UNDER THE 2020 EQUITY INCENTIVE PLAN

This Agreement is made by and between BlossomHill Therapeutics, Inc., a Delaware corporation (the “Company”), and the individual designated on the signature page hereto as a Purchaser (“Purchaser”).

Recitals:

A. Purchaser holds a stock option, granted on    , to purchase     shares of common stock (“Common Stock”) of the Company (the “Option”) pursuant to the Company’s 2020 Equity Incentive Plan (as amended and/or restated, the “Plan”).

B. The Option is evidenced by a Stock Option Grant Notice and a Stock Option Agreement (collectively, the “Option Agreement”).

C. Purchaser desires to exercise the Option on the terms and conditions contained herein.

D. Purchaser wishes to take advantage of the early exercise feature of Purchaser’s Option and therefore to enter into this Agreement.

The parties agree as follows:

1. Incorporation of Plan and Option by Reference. This Agreement is subject to all of the terms and conditions as set forth in the Plan and the Option Agreement. If there is a conflict between the terms of this Agreement and/or the Option Agreement and the terms of the Plan, the terms of the Plan will control. If there is a conflict between the terms of this Agreement and the terms of the Option Agreement, the terms of the Option Agreement will control. Capitalized terms not explicitly defined in this Agreement but defined in the Plan will have the same definitions as in the Plan. Capitalized terms not explicitly defined in this Agreement or the Plan but defined in the Option Agreement will have the same definitions as in the Option Agreement.

2. Purchase and Sale of Common Stock.

(a) Agreement to Purchase and Sell Common Stock. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, shares of the Common Stock of the Company in accordance with the Notice of Exercise duly executed by Purchaser and attached hereto as Exhibit A.

(b) Closing. The closing hereunder, including payment for and delivery of the Common Stock, will occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree; provided, however, that if stockholder approval of the Plan is required before the Option may be exercised, then the Option may not be exercised, and the closing will be delayed, until such stockholder approval is obtained. If such stockholder approval is not obtained within the time limit specified in the Plan, then this Agreement is null and void.

3. Unvested Share Repurchase Option.

(a) Repurchase Option. In the event Purchaser’s Continuous Service terminates, then the Company has an irrevocable option (the “Repurchase Option”) for a period of six months after said termination (or in the case of shares issued upon exercise of the Option after such date of termination, within six months after the date of the exercise), or such longer period as may be agreed to by the Company and Purchaser (the “Repurchase Period”), to repurchase from Purchaser or Purchaser’s personal representative, as the case may be, those shares that Purchaser received pursuant to the exercise of the Option that have not as yet vested as of such termination date in accordance with the Vesting Schedule indicated on Purchaser’s Stock Option Grant Notice (the “Unvested Shares”).

(b) Share Repurchase Price. Notwithstanding Section 10(f) of the Option Agreement, the Company may repurchase all or any of the Unvested Shares at a price per share equal to the lower of (i) the Fair Market Value of such shares (as determined under the Plan) on the date of repurchase, or (ii) the Exercise Price for such shares as indicated on Purchaser’s Stock Option Grant Notice.

4. Exercise of Repurchase Option. The Repurchase Option will be exercised by written notice signed by such person as designated by the Company, and delivered or mailed as provided herein. Such notice will identify the number of shares of Common Stock to be purchased and will notify Purchaser of the time, place and date for settlement of such purchase, which will be scheduled by the Company within the term of the Repurchase Option set forth above. In addition, the Company will be deemed to have exercised the Repurchase Option as of the last day of the Repurchase Period, unless an officer of the Company notifies the holder of the Unvested Shares during the Repurchase Period in writing (delivered or mailed as provided herein) that the Company expressly declines to exercise its Repurchase Option for some or all of the Unvested Shares. The Company will be entitled to pay for any shares of Common Stock purchased pursuant to its Repurchase Option at the Company’s option in cash or by offset against any indebtedness owing to the Company by Purchaser (including without limitation any promissory note given in payment for the Common Stock), or by a combination of both. Upon exercise of the Repurchase Option and payment of the purchase price in any of the ways described above, the Common Stock being repurchased will be immediately retired and resume the status of authorized and unissued shares of the capital stock of the Company, without further action by Purchaser.

5. Capitalization Adjustments to Common Stock. In the event of a Capitalization Adjustment, then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of Common Stock will be immediately subject to the Repurchase Option and be included in the word “Common Stock” for all purposes of the Repurchase Option with the same force and effect as the shares of the Common Stock presently subject to the Repurchase Option, but only to the extent the Common Stock is, at the time, covered by such Repurchase Option. While the total Exercise Price will remain the same after each such event, the price per share payable upon exercise of the Repurchase Option will be appropriately adjusted.

6. Corporate Transactions. In the event of a Corporate Transaction, then the Company may (i) arrange for the assignment of the Repurchase Option held by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such Corporate Transaction or (ii) arrange for the lapse, in whole or in part, of the Repurchase Option held by the Company. To the extent the Repurchase Option remains in effect following such Corporate Transaction, it will apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the Corporate Transaction, but only to the extent the Common Stock was at the time covered by such right. Appropriate adjustments will be made to the price per share payable upon exercise of the Repurchase Option to reflect the Corporate Transaction upon the Company’s capital structure; provided, however, that the aggregate price payable upon exercise of the Repurchase Option remains the same.

7. Escrow of Unvested Common Stock. As security for Purchaser’s faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser’s Common Stock upon exercise of the Repurchase Option herein provided for, Purchaser agrees, at the closing hereunder, to deliver to and deposit with the Secretary of the Company or the Secretary’s designee (“Escrow Agent”), as Escrow

2.

Agent in this transaction, three stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit B, together with a certificate or certificates evidencing all of the Common Stock subject to the Repurchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Exhibit C, attached hereto and incorporated by this reference, which instructions also will be delivered to the Escrow Agent at the closing hereunder.

8. Rights of Purchaser. Subject to the provisions of the Option Agreement, Purchaser will exercise all rights and privileges of a stockholder of the Company with respect to the Unvested Shares. Purchaser will be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Repurchase Option.

9. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser will not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock while the Common Stock is subject to the Repurchase Option. After any Common Stock has been released from the Repurchase Option, Purchaser will not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws. Furthermore, the Common Stock is subject to any right of first refusal in favor of the Company or its assignees or other transfer restrictions that may be contained in the Company’s Bylaws.

10. Restrictive Legends. All certificates representing the Common Stock will have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION AND OTHER RESTRICTIONS AND CONDITIONS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH REPURCHASE OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY AND IN AN AGREEMENT WITH THE COMPANY.”

(d) “THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO THE EXERCISE OF [AN INCENTIVE STOCK OPTION/ A NONSTATUTORY STOCK OPTION].”

3.

(e) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

(f) Any legend required by appropriate blue sky officials.

11. Investment Representations. In connection with the purchase of the Common Stock, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Stock. Purchaser is acquiring the Common Stock for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) Purchaser understands that the Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the Common Stock must be held indefinitely unless the Common Stock is subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Common Stock. Purchaser understands that the certificate evidencing the Common Stock will be imprinted with a legend that prohibits the transfer of the Common Stock unless the Common Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser is familiar with the provisions of Rules 144 and 701, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the securities exempt under Rule 701 may be sold by Purchaser 90 days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the market stand-off provision described in Purchaser’s Stock Option Agreement.

(e) In the event that the sale of the Common Stock does not qualify under Rule 701 at the time of purchase, then the Common Stock may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company, and (ii) the resale occurring following the required holding period under Rule 144 after Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(f) Purchaser further understands that at the time Purchaser wishes to sell the Common Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144 or 701, and that, in such event, Purchaser would be precluded from selling the Common Stock under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

4.

(g) Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect Purchaser’s own interests in connection with the purchase of the Common Stock by virtue of the business or financial expertise of Purchaser or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly. Purchaser further warrants and represents that Purchaser’s purchase the Common Stock was not accomplished by the publication of any advertisement.

12. Section 83(b) Election. Purchaser understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount paid for the Common Stock and the fair market value of the Common Stock as of the date any restrictions on the Common Stock lapse. In this context, “restriction” includes the right of the Company to buy back the Common Stock pursuant to the Repurchase Option set forth above. Purchaser understands that Purchaser may elect to be taxed at the time the Common Stock is purchased, rather than when and as the Repurchase Option lapses, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days of the date of purchase, a copy of which is included as Exhibit D. Even if the fair market value of the Common Stock at the time of the execution of this Agreement equals the amount paid for the Common Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Common Stock hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death. Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Common Stock.

13. Refusal to Transfer. The Company is not required (a) to transfer on its books any shares of Common Stock of the Company which have been transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been so transferred.

14. No Employment Rights. This Agreement is not an employment contract and nothing in this Agreement affects in any manner whatsoever the right or power of the Company or its Affiliates to terminate Purchaser’s employment for any reason at any time, with or without cause and with or without notice.

15. Miscellaneous.

(a) Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (i) upon personal delivery, including delivery by express courier, or delivery by electronic means, to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not sent during normal business hours of the recipient, then on the next business day, (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the other party to this Agreement at such party’s address set forth on the signature page hereof, or at such other address as such party may designate by 10 days’ advance written notice to the other party hereto.

(b) Successors and Assigns. This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns. The Company may assign the Repurchase Option hereunder at any time or from time to time, in whole or in part.

5.

(c) Attorneys’ Fees; Specific Performance. Purchaser will reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Common Stock and that the Company will, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase said Common Stock.

(d) Governing Law; Venue. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement will be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(e) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement. Purchaser further agrees to execute, to the extent requested by the Company, at any time or from time to time, any agreements entered into with holders of capital stock of the Company, including without limitation a right of first refusal and co-sale agreement, stockholders agreement and/or a voting agreement.

(f) Independent Counsel. Purchaser acknowledges that this Agreement and the attachments hereto have been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, Purchaser in any capacity. Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement and the attachments hereto.

(g) Entire Agreement; Amendment. This Agreement, together with the Plan and the Option Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

(i) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of page intentionally left blank]

6.

The parties hereto have executed this Agreement as of      .

COMPANY:

BLOSSOMHILL THERAPEUTICS, INC.

By:

Name:
Title:

Address:

Email:

PURCHASER:

(Signature)

Name (Please Print)

Address

Email

ATTACHMENTS:

Exhibit A	Notice of Exercise

Exhibit B	Assignment Separate from Certificate

Exhibit C	Joint Escrow Instructions

Exhibit D	Form of 83(b) Election

[Signature Page to Early Exercise Stock Purchase Agreement]

EXHIBIT A

NOTICE OF EXERCISE

Notice of Exercise

This Notice of Exercise (this “Notice”) is made and entered into as of  by and between BlossomHill Therapeutics, Inc., a Delaware corporation (the “Company”) and the Participant named below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Option Agreement between the Company and the Participant dated     (“Option Agreement”), and BlossomHill Therapeutics, Inc. 2020 Equity Incentive Plan, as amended (the “Plan”).

Participant Name:

Address:

Social Security Number:

Date:

1. Option. The Participant was granted an option (the “Option”) to purchase Shares of Common Stock of the Company pursuant to the terms of the Plan and the Option Agreement, as follows:

Type of Option (check one):

   Incentive Stock Option

   Nonstatutory Stock Option

Grant Date:

Number of Shares:

Exercise Price per share: $[   ]

Expiration Date:

2. Exercise of Option. The Participant hereby elects to exercise the Option to purchase       Shares of Common Stock, [all of which are vested] pursuant to the terms of the Option Agreement and the Plan.

The total purchase price (“Purchase Price”) to be paid for the Shares is $         (total Shares times Exercise Price per Share).

3. Payment of the Purchase Price; Delivery of Required Documents. The Participant encloses payment in full of the Purchase Price for the Shares in the following form(s) (check and complete as appropriate):

[ ]  (a)   Cash

[ ]  (b)   Certified or bank check payable to the Company

[ ]  (c)   Other (as referenced in the Option Agreement and the Plan) (please describe)

                             .

The Participant will deliver any other documents that the Company requires.

4. Tax Withholding. If the Participant is an employee or former employee of the Company, the Participant authorizes payroll withholding and will make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant understands that ownership of the Shares will not be transferred to the Participant until the total Purchase Price and all applicable withholding taxes have been paid.

5.  Notice of Disqualifying Disposition. If the Option is an Incentive Stock Option, the Participant agrees to promptly notify the General Counsel of the Company if he or she transfers any of the Shares purchased pursuant to this Notice within one (1) year from the date of exercise of the Option or within two (2) years from the Grant Date.

6.  Tax Consequences. The Participant understands that there may be adverse federal or state tax consequences as a result of his or her purchase or disposition of the Shares. The Participant also acknowledges that he or she has been advised to consult with a tax advisor in connection with the purchase or disposition of the Shares. The Participant is not relying on the Company for tax advice.

7. Compliance with Law. The issuance and transfer of the Shares will be subject to, and conditioned upon compliance by the Company and the Participant with, all applicable federal, state and local laws and regulations and all applicable requirements of any stock exchange or automated quotation system on which the Shares may be listed or quoted at the time of such issuance or transfer.

8. Successors and Assigns; Binding Effect. The Company may assign any of its rights under this Notice. This Notice will be binding upon and inure to the benefit of the successors and assigns of the Company. This Notice will be binding upon the Participant and the Participant’s heirs, executors, legal representatives, successors and assigns.

9. Governing Law. This Notice will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

10. Severability. The invalidity or unenforceability of any provision of this Notice shall not affect the validity or enforceability of any other provision, and each provision of this Notice shall be severable and enforceable to the extent permitted by law.

11. Counterparts. This Notice may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

12. Notice. Any notice required to be delivered to the Company under this Notice shall be in writing and addressed to the General Counsel of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Notice shall be in writing and addressed to the Participant at the Participant’s address as set forth above. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13. Acknowledgement. The Participant understands that he or she is purchasing the Shares pursuant to the terms and conditions of the Plan, the Option Agreement and an Early Exercise Stock Purchase Agreement under the Plan, copies of which the Participant has read and understands.

2.

IN WITNESS WHEREOF, the parties have executed this Notice as of the date first above written.

[NAME]

BLOSSOMHILL THERAPEUTICS, INC.

By:
Name:
Title:

EXHIBIT B

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

For Value Received, the undersigned hereby sells, assigns and transfers unto BlossomHill Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to the Repurchase Option under that certain Early Exercise Stock Purchase Agreement, dated [   ], by and between the undersigned and the Company (the “Agreement”)    shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No[s]     and does hereby irrevocably constitute and appoint both the Company’s Secretary and the Company’s attorney, or either of them, to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company’s Repurchase Option under the Agreement.

Dated:
(leave blank)

(Signature)

Name (Please Print)

Instruction: Please do not fill in any blanks other than the signature line. Do not fill in the date line. The purpose of this Assignment is to enable the Company to exercise its Repurchase Option set forth in the Agreement without requiring additional signatures on the part of Purchaser.

EXHIBIT C

JOINT ESCROW INSTRUCTIONS

JOINT ESCROW INSTRUCTIONS

   , 20

Secretary

BlossomHill Therapeutics, Inc.

10255 Science Center Drive

San Diego, California 92121

As Escrow Agent for both BlossomHill Therapeutics, Inc., a Delaware corporation (“Company”) and the purchaser listed on the signature page hereto (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Early Exercise Stock Purchase Agreement dated as of     (“Agreement”), to which a copy of these Joint Escrow Instructions is attached as an Exhibit, in accordance with the following instructions:

1. In the event Company or an assignee elects to exercise the Repurchase Option set forth in the Agreement, the Company or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be acquired and the time for a closing thereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Purchaser will exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4. This escrow terminates and the shares of stock held hereunder are released in full upon the exercise or expiration in full of the Repurchase Option, whichever occurs first.

5. If at the time of termination of this escrow under Section 4 herein you should have in your possession any documents, securities, or other property belonging to Purchaser, you will deliver all of the same to Purchaser and will be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that any property subject to this escrow is the subject of a pledge or other security agreement, you will deliver all such property to the pledgeholder or other person designated by the Company.

6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You are obligated only for the performance of such duties as are specifically set forth herein and may rely and are protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You are not personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys is conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you are not liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You are not liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver these Joint Escrow Instructions documents or papers deposited or called for hereunder.

10. You are not liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. Your responsibilities as Escrow Agent hereunder terminate if you cease to be Secretary of the Company or if you resign by written notice to the Company. In the event of any such termination, the Secretary of the Company will automatically become the successor Escrow Agent unless the Company appoints another successor Escrow Agent, and Purchaser hereby confirms the appointment of such successor as Purchaser’s attorney-in-fact and agent to the full extent of your appointment.

12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto will join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute has been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you will be under no duty whatsoever to institute or defend any such proceedings.

14. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery, including delivery by express courier, or delivery by electronic means, to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not sent during normal business hours of the recipient, then on the next business day, (c) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the other party hereto at such party’s address set forth below, or at such other address as such party may designate by 10 days’ advance written notice to the other party hereto.

Company:	BlossomHill Therapeutics, Inc.

10255 Science Center Drive
San Diego, California 92121 Attn: Chief Executive Officer

2.

Purchaser:

Escrow Agent:	BlossomHill Therapeutics, Inc.
10255 Science Center Drive
San Diego, California 92121 Attn: Secretary

15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16. You are entitled to employ such legal counsel and other experts (including, without limitation, the firm of Cooley LLP) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor.

17. This instrument is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to “you” and “your” herein refer to the original Escrow Agents and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

18. These Joint Escrow Instructions are construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles. The parties hereby expressly consent to the personal jurisdiction of the state and federal courts located in the county in which the Company has its principal offices for any lawsuit arising from or related to these Joint Escrow Instructions.

[Remainder of page intentionally left blank]

3.

Very truly yours,

COMPANY:

BlossomHill Therapeutics, Inc.

By:

Name:
Title:

PURCHASER:

(Signature)

Name (Please Print)

Escrow Agent:

[   ], Secretary

[Signature Page to Joint Escrow Instructions]

EXHIBIT D

83(b) ELECTION

[This Form is designed for Individual purchasers. Corporate or Trust purchasers should contact their Tax Professional to review before submitting.]

Instructions for Filing Section 83(b) Election

Attached is a form of election under Section 83(b) of the Internal Revenue Code and an accompanying IRS cover letter. Please fill in your [social security number][taxpayer identification number] and sign the election and cover letter, then proceed as follows:

(a)	Make three copies of the completed election form and one copy of the IRS cover letter.

(b)

Send the signed election form and cover letter, the copy of the cover letter, and a self-addressed stamped return envelope to the Internal Revenue Service Center where you would otherwise file your tax return[1]. Even if an address for an Internal Revenue Service Center is already included in the forms below, it is your obligation to verify such address. This can be done by searching for the term “where to file” on www.irs.gov or by calling 1 (800) 829-1040. If you are signing the election form by hand, be sure to send the original signed form to the IRS.

Sending the election via certified mail, requesting a return receipt, with the certified mail number written on the cover letter is also recommended.

(c)	Deliver one copy of the completed election form to the Company.

(d)

Applicable state law may require that you attach a copy of the completed election form to your state personal income tax return(s) when you file it for the year (assuming you file a state personal income tax return).[2]

Please consult your personal tax advisor(s) to determine whether or not a copy of this Section 83(b) election should be filed with your state personal income tax return(s).

(e)	Retain one copy of the completed election form for your personal permanent records.

Note: An additional copy of the completed election form must be delivered to the transferee (recipient) of the property if the service provider and the transferee are not the same person.

[1]

Note: Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files such person’s tax return. As of September 2022, if you live in a foreign country or are a dual status alien (foreigners that will have lived both in their home country and the United States during the year in which they make the election) you should send the 83(b) election to Austin, TX 73301-0215. You can verify this is still the correct address at: http://www.irs.gov/uac/Where-to-File-Addresses-for—Taxpayers-and—Tax-Professionals-Filing-Form-1040.

[2]

Note: Pursuant to Treasury Regulations finalized in July 2016 (Treas. Reg. § 1.83-2(c); T.D. 9779), taxpayers are no longer required to submit a copy of a Code Sec. 83(b) election with their federal personal income tax returns for the year in which the property subject to the election was transferred. However, you are strongly encouraged to retain a copy of the completed election form and the IRS filed-stamped copy of your cover letter along with a copy of the federal personal income tax return for the year in which the property subject to the election was transferred for your personal permanent records in case you ever need to demonstrate proper and timely filing (a common requirement imposed by acquirers in M&A transactions).

Please note that the election must be filed with the IRS within 30 days of the date of your restricted stock grant. Failure to file within that time will render the election void and you may recognize ordinary taxable income as your vesting restrictions lapse. The Company and its counsel cannot assume responsibility for failure to file the election in a timely manner under any circumstances.

SECTION 83(b) ELECTION

     , 20_

Department of the Treasury

Internal Revenue Service

[City, State Zip]3[Austin, TX 73301-0215

USA]4

Re:  Election Under Section 83(b)

To Whom It May Concern:

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares. The following information is supplied in accordance with Treasury Regulation § 1.83-2:

1.	The name, [social security number][taxpayer identification number], address of the undersigned, and the taxable year for which this election is being made are:

Name:
[Social Security Number][Tax Identification Number]: [5]
Address:

Taxable year: Calendar year 20_.6

2.	The property that is the subject of this election: [#] shares of common stock of BlossomHill Therapeutics, Inc., a Delaware corporation (the “Company”).

3.	The property was transferred on: [●], 20_.

[3]

Note: Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files such person’s tax return. Assuming these are individual taxpayers who would file a Form 1040, see http://www.irs.gov/uac/Where-to-File-Addresses-for—Taxpayers-and—Tax-Professionals-Filing-Form-1040. Use the address in the row which includes the state in which the service provider lives and in the column entitled “And you ARE NOT enclosing a payment”.

[4]

Note: Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files such person’s tax return. As of September 2022, if you live in a foreign country or are a dual status alien (foreigners that will have lived both in their home country and the United States during the year in which they make the election) you should send the 83(b) election to Austin, TX 73301-0215. You can verify this is still the correct address at: http://www.irs.gov/uac/Where-to-File-Addresses-for—Taxpayers-and—Tax-Professionals-Filing-Form-1040.

[5]

Note: If you do not have a taxpayer ID number (TIN), put “None –non-US taxpayer” and include in the cover letter to the IRS a statement explaining that the Section 83(b) election is being filed because the individual may become a US taxpayer before the stock vests. If the individual is applying for a TIN, instead include “applied for” and enclose a copy of the W-7 application. Note that there may be important factors to consider before applying for a TIN, including immigration status, etc.

[6]	Note: If an entity is the service provider, instead use “Fiscal year ending .”

4.

The property is subject to the following restrictions: Some or all of the shares are subject to forfeiture or repurchase at less than their fair market value if the undersigned does not continue to provide services for the Company for a designated period of time. The risk of forfeiture or repurchase lapses over a specified vesting period.

5.

The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Treasury Regulation § 1.83-3(h)): $[●] per share x [#] shares = $[●].

6.	For the property transferred, the undersigned paid: $[●] per share x [#] shares = $[●].

7.	The amount to include in gross income is: $[●].[7]

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files taxpayer’s annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed and the transferee of the property. The undersigned is the person performing the services in connection with which the property was transferred.

Very truly yours,

[Name]

[7]	Note: This should equal the amount in Item 5 minus the amount in Item 6, and in many cases will be $0.00.

RETURN SERVICE REQUESTED

Department of the Treasury

Internal Revenue Service

[City, State, ZIP][Austin, TX 73301-0215 USA]

Re:	Election Under Section 83(b) of the Internal Revenue Code

To Whom It May Concern:

Enclosed please find an executed form of election under Section 83(b) of the Internal Revenue Code of 1986, as amended, filed with respect to an interest in BlossomHill Therapeutics, Inc.

[Please note, the undersigned does not currently have a Tax Identification Number because the undersigned is not a U.S. taxpayer, but may become a U.S. resident before the stock vests.]

Also enclosed is a copy of this letter and a stamped, self-addressed envelope. Please acknowledge receipt of these materials by marking the copy when received and returning it to the undersigned.

Thank you very much for your assistance.

Very truly yours,

[Name]

Enclosures